                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     This Purchase and Sale  Agreement  ("Agreement")  dated as of September 28,
2001,  is by and  between  CHOCTAW  II OIL  &  GAS,  LTD.,  a Texas  limited partnership ("Seller"),  and NANCE PETROLEUM CORPORATION ("Buyer"),  relative to the "Interests" (as hereinafter defined).

     In consideration of the mutual promises  contained herein,  the benefits to be derived by each party  hereunder  and other good and valuable  consideration, the receipt and sufficiency of which are hereby  acknowledged,  Buyer and Seller agree as follows:

                                    ARTICLE I
                                    ---------
                                PURCHASE AND SALE
                                -----------------

     1.01  Purchase and Sale.  Seller agrees to sell and convey and Buyer agrees
           -----------------
to purchase and pay for the  Interests  subject to the terms and  conditions  of this Agreement.

     1.02  Interests.  All of the following  (except for the  "Excluded  Assets"
           ---------
defined below) shall be referred to as the "Interests":

          (a) All of Seller's interests, in and to the entire estates created by the leases, licenses, permits and other agreements described in Exhibit "A" (the
"Leases") and the lands  described in Exhibit "A" (the  "Lands"),  and including all of Seller's  interests in and to its oil and gas assets within the states of
Montana, North Dakota,  Wyoming, and Colorado whether correctly described herein unless specifically  included within the Excluded Assets,  together with (i) all rights, privileges,  benefits and powers conferred upon the holder of the Leases with respect to the use and  occupation  of the surface of the Lands that may be necessary,  convenient  or  incidental  to the  possession  and enjoyment of the
Leases,  (ii) all rights in  respect of any  pooled,  communtized,  or  unitized acreage  located in whole or in part  within the Lands by virtue of the  Leases, including  rights  to  production  from the  pool,  communitized  area,  or unit allocated  to any  Lease  being  a part  thereof,  regardless  of  whether  such production is from the Lands, (iii) all rights, options, titles and interests of
Seller granting Seller the right to obtain,  or otherwise earn interests  within the  Lands no matter  how  earned,  and (iv) all  tenements,  hereditaments  and appurtenances belonging to any of the foregoing;

          (b) The  undivided  interests  in and to all of the oil and gas wells, saltwater  disposal  wells and  injection  wells (the  "Wells")  as set forth in
Exhibit A together with all hydrocarbons  produced from the Wells and Leases and all  of  the  personal  property,  fixtures  and  improvements  now or as of the
Effective  Time (as  defined in Section  1.04  below) on the Lands,  appurtenant thereto or used in connection therewith or with the production,  treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable  thereto and all other  appurtenances  thereunto  belonging including without limitation, all pipe,  fittings and other equipment located in the Sydney,  Montana yard and any other Williston Basin yards;

          (c) The contracts and contractual  rights,  obligations and interests,
including  all  farmout  agreements,  farmin  agreements,   drilling  contracts,
operating agreements, sales contracts,  saltwater disposal agreements,  division orders and  transfer  orders  and other  contracts  or  agreements  covering  or affecting any or all of the Leases and/or Lands (the "Contracts"); and

          (d) The easements, licenses,  authorizations,  permits, rights of way, servitudes,  surface  leases,  the building lease for the Sydney,  Montana field office and similar rights and interests applicable to the ownership or operation of the Wells; and

          (e) Insofar as such pertain to the Leases,  Lands, Wells and the other equipment,  personal property, Contracts and other matters described herein, all
books,   records,   reports,   manuals,   files,   title  documents,   including
correspondence,  records of production  maintenance,  revenue,  sales, expenses,
warranties,   lease  files,  land  files,  well  files,  division  order  files, abstracts,  title opinions,  assignments,  reports,  and other written  material relating  to  the  Interests  and  in  Seller's  possession,  including  without limitation,  property records,  contract files,  operations files, copies of tax and accounting  records (but  excluding  Federal income tax returns and records)
and files,  maps, core data,  hydrocarbon  analyses,  well logs, mud logs, field studies,  together  with other  files,  contracts,  and other  records and data, including all geologic and  geophysical  data and seismic of Seller  relating to the  Interests  (the  "Records");  however,  Seller shall have no  obligation to furnish  Buyer any data or  information  which  Seller  cannot  provide to Buyer because of third party restrictions.

     1.03 Excluded Assets. As used herein, "Excluded Assets" means (a) all trade
          ---------------
credits and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Interests with respect to any period of time prior to the  Effective  Time;  (b) all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or  destruction  of property,  occurring  prior to the Effective  Time,  (ii)
arising under or with respect to any contracts that are  attributable to periods of time  prior to the  Effective  Time  (including  claims  for  adjustments  or refunds),  or (iii) with respect to any of the Excluded  Assets;  (c) all rights and  interests  of Seller  (i) under any policy or  agreement  of  insurance  or indemnity,  (ii)  under  any bond,  or (iii) to any  insurance  or  condemnation proceeds or awards  arising,  in each case, from acts,  omissions or events,  or damage to or destruction of property, occurring prior to the Effective Time; (d)
all  substances  produced and sold from the Lands and Leases with respect to all periods prior to the Effective Time,  together with all proceeds from or of such substances;  (e) claims of Seller for  refunds  of or loss carry  forwards  with respect to (i) production or any other taxes attributable to any period prior to the  Effective  Time,  (ii)  income  or  franchise  taxes,  or (iii)  any  taxes attributable to the Excluded Assets; (f) all amounts due or payable to Seller as adjustments to insurance  premiums  related to the Interests with respect to any periods prior to the Effective  Time; (g) all proceeds,  income or revenues (and any security or other deposits made)  attributable  to (i) the Interests for any period  prior to the  Effective  Time,  or (ii)  any  Excluded  Assets;  (h) all
personal  computers  and  associated  peripherals  and all radio  and  telephone equipment  except  that  which is  located  on the  Wells;  (i) all of  Seller's proprietary  computer  software,  patents,  trade  secrets,  copyrights,  names, trademarks,  logos and other  intellectual  property;  (j) Seller's interests in
Blaine,  Chocteau and Hill Counties,  Montana,  which collectively  comprise the
Bearpaw  Prospect;  (k) all  documents  and  instruments  of Seller  that may be protected by an attorney-client  privilege; (l) data that cannot be disclosed or assigned to Buyer as a result of  confidentiality  arrangements under agreements with persons  unaffiliated  with Seller;  (m) all audit rights arising under any contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets; and (n) all of Seller's rolling stock, including, without  limitation,  nine (9) pickup  trucks;  and (o) all (i)  agreements  and correspondence between Seller and its representatives and any affiliates thereof relating  to the  transactions  contemplated  in this  Agreement,  (ii) lists of
prospective   purchasers  for  such  transactions  compiled  by  Seller  or  its representatives,  (iii) bids  submitted by other  prospective  purchasers of the
Interests,  (iv) analyses by Seller or its representatives of any bids submitted by any prospective purchaser,  (v) correspondence between or among Seller or its
representatives,  or  either  of  their  respective  representatives,   and  any
prospective  purchaser other than Buyer, and (vi) correspondence  between Seller or its representatives,  or any of their respective representatives with respect to any of the bids, the prospective purchasers,  the engagement or activities of its representatives or the transactions contemplated in this Agreement.

     1.04  Effective  Time.  The  purchase  and sale of the  Interests  shall be
           ---------------
effective for all purposes as of September 1, 2001, at 12:01a.m., local time at the location of the Interests (the "Effective Time").

                                   ARTICLE II
                                   ----------
                                 PURCHASE PRICE
                                 --------------

     2.01  Purchase  Price.  The  purchase  price  for the  Interests  shall  be
           ---------------
Forty-One Million and No/100 Dollars  ($41,000,000.00)  (the "Purchase  Price"),
which shall be adjusted as set forth in Section 2.03 below.

     2.02 Deposit.  To bind this transaction,  Buyer concurrent with the date of
          -------
execution of this Agreement has deposited with Seller, either by cashier's check or wire  transfer,  the sum of Four  Million  One  Hundred  Thousand  and No/100
Dollars  ($4,100,000.00)  (the  "Deposit"),  which  shall be either (a)  applied toward a reduction in the Purchase  Price at the Closing  Date,  (b) returned by

                                      -3-

Seller to Buyer, or (c) forfeited by Buyer to Seller,  all as otherwise provided in this Agreement.

     2.03 Adjustments to Purchase Price. The Purchase Price shall be adjusted as
          -----------------------------
follows and the resulting amount shall be referred to as the "Adjusted  Purchase
Price":

          (a) The Purchase Price shall be adjusted upward as follows:

               (i) The value of all oil and gas in  storage or in  pipelines  or the tanks and above the pipeline connection or upstream of the sales meter as of the  Effective  Time which is  credited to the  Interests,  such value to be the market value or, if applicable, the contract price in effect as of the Effective
Time, less taxes and deductions by the purchaser; provided however, Seller shall remain  responsible  for the  payment  of any taxes on this  production  and all royalty,  overriding royalty,  and other non-cost bearing burdens affecting this production;

               (ii) The amount of all verifiable  expenditures  under applicable operating  agreements or other similar  arrangements  or agreements  and, in the absence  of such  agreements,  such  expenses  of the  sort  customarily  billed thereunder,  paid by Seller in  connection  with the  Interests  for the  period subsequent to the Effective Time;

               (iii) An amount equal to all prepaid expenses attributable to the
Interests  that are paid by  Seller  or any  affiliate  of  Seller  prior to the
Closing Date that inure to the benefit of Buyer and that are, in accordance with generally accepted accounting  principles,  attributable to the period after the
Effective Time,  including  without  limitation,  prepaid ad valorem,  property, production,  severance and similar taxes (but not including  income taxes) based upon or measured by the ownership of property or the production of  hydrocarbons or the receipt of proceeds therefrom;

               (iv) An amount  equal to $1.00 per Mcf of the  underproduced  gas imbalance with respect to any gas production,  pipeline,  storage, processing or other gas imbalance attributable to the Interests as of the Effective Time; and

               (v) Any other amount agreed upon by Seller and Buyer.

          (b) The Purchase Price shall be adjusted downward by the following:

               (i) The value of  proceeds  received  by Seller  from the sale of oil, gas or other  hydrocarbons  attributable  to the  Interests and relating to production after the Effective Time, less all applicable taxes not reimbursed to
Seller by a purchaser;  and less all royalties,  overriding  royalties and other non-cost bearing burdens affecting this production;

                                      -4-

            (ii)  An  amount  equal  to  all  unpaid  ad  valorem,  property, production,  severance  and similar  taxes and  assessments  (but not  including income  taxes)  based upon or  measured  by the  ownership  of  property  or the production of hydrocarbons or the receipt of proceeds  therefrom accruing to the
Interests prior to the Effective Time;

               (iii) The amount of all authorized  and  verifiable  expenditures paid by Buyer  for work  actually  done and  performed  in  connection  with the
Interests for the period prior to the Effective Time;

               (iv) An  amount  equal to $1.00 per Mcf of the  overproduced  gas imbalance with respect to any gas production,  pipeline,  storage, processing or other gas imbalance attributable to the Interests as of the Effective Time;

               (v) The amount of all proceeds from  production  attributable  to the  Interests  which are  currently  held in suspense,  if any, for which Buyer shall assume responsibility;

               (vi) The amount of the Deposit; and

               (vii) Any other amount agreed upon by Seller and Buyer.

     2.04  Allocation of Purchase  Price.  The Purchase Price shall be allocated
           -----------------------------
("Allocated  Value") among the Interests  including the specifically  identified proved  undeveloped  locations  and behind  pipe  intervals  all as set forth in
Exhibit "B" hereto and which is subject to Seller's approval.

                                   ARTICLE III
                                   -----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.01  Representations  and  Warranties  of Seller.  Seller  represents  and
           -------------------------------------------
warrants to Buyer as follows:

          (a) Seller is a Texas limited  partnership,  duly  organized,  validly existing and in good standing under the laws of its state of  organization,  and is duly  qualified to carry on its business in each of the states  identified in
Exhibit "A".

          (b)  Seller  has the  requisite  power and  authority  to carry on its business  as  presently  conducted,  to enter into this  Agreement,  to sell the
Interests  on  the  terms  described  in  this  Agreement  and  to  perform  its
obligations   under  this  Agreement.   The  consummation  of  the  transactions
contemplated  by this Agreement  will not violate,  nor be in conflict with, any

                                      -5-

provision of Seller's  governing  documents,  or any  agreement or instrument to which Seller is a party or is bound, or any judgment,  decree,  order,  statute, rule or regulation applicable to Seller.

          (c) The execution,  delivery and performance of this Agreement and the transactions  contemplated  hereby have been duly and validly  authorized by all requisite action on the part of Seller.

          (d) This  Agreement  has been duly executed and delivered on behalf of
Seller,  and at the Closing all documents and instruments  required hereunder to be executed and delivered by Seller shall have been duly executed and delivered.
This Agreement does, and such documents and instruments shall,  constitute legal and valid obligations of Seller.

          (e) Seller has incurred no liability,  contingent  or  otherwise,  for brokers' or finders'  fees  relating to the  transactions  contemplated  by this
Agreement for which Buyer shall have any responsibility whatsoever.

          (f)  No  claim,  demand,   filing,   hearing,   notice  of  violation,
proceeding, notice or demand letter,  investigation,  administrative proceeding, civil,  criminal or other action,  suit or other legal proceeding is pending or, to the best of Seller's  knowledge,  threatened,  against  Seller  relating  to, resulting from or affecting the ownership or operation of the Interests.

          (g) To the best of Seller's knowledge and subject to the provisions of this  paragraph,  (i) the  production and expense data  heretofore  furnished or caused  to be  furnished  by  Seller  to  Buyer  (the  "Information"),  and  any
supplement  thereto,  was  substantially  complete and correct as of the date of such delivery,  and (ii) the Information,  as of its respective dates and of the respective  dates of its delivery,  did not contain a material  misstatement  of fact regarding the matters  described herein and did not omit it state therein a material fact necessary to make the statements therein not misleading,  in light of the  circumstances  under  which they were made.  Except as set forth in this
Section 3.01(g),  no representation or warranty of any kind is made by Seller as to the  Information  or with respect to the  Interests to which the  Information relates and Buyer expressly agrees that any conclusions drawn therefrom shall be the result of its own  independent  review  and  judgment.  The  representations contained in this  paragraph  shall apply only to matters of fact, and shall not
apply  to  any  information,  data,  printouts,   extrapolations,   projections,
documentation,  maps, graphs, charts, or tables which reflect,  depict, present, portray,  or represent,  or which are based upon or derived from, in whole or in part,  interpretation of the Information including,  but not limited to, matters of geological, geophysical, engineering, or scientific interpretation.

          (h) The  transfer  of the  Interests  to Buyer  does not  violate  any covenants  or  restrictions  imposed  on Seller  by any bank or other  financial institution  in  connection  with a mortgage or other  instrument,  and will not

                                      -6-

result in the creation or imposition of a lien on any portion of the Interests.

          (i) Except as disclosed by Seller in writing,  to the best of Seller's knowledge,  it is in compliance with all laws, rules,  regulations,  ordinances, codes, orders, licenses, concessions and permits pertaining to the Interests.

          (j) To the  best  of  Seller's  knowledge,  Seller  has  all  material governmental  licenses and permits and has properly  made all material  filings, necessary or appropriate to obtain those licenses and permits to own and operate the  Interests,  and such  licenses,  permits  and filings are in full force and effect,  and no  material  violations  exist in  respect  of any such  licenses, permits  or  filings,  no  proceeding  is  pending  or to the  best of  Seller's knowledge is threatened looking toward the challenging, revocation or limitation of any such licenses, permits or filings.

          (k) To the best of Seller's  knowledge,  (i) the material terms of all
Leases, operating agreements, production sales contracts, farmout agreements and other  contracts or agreements  respecting  the Interests can be found either of record in the counties in which the  Interests  are located or are  reflected or referenced in Seller's files, and (ii) the Contracts are currently in full force and effect in accordance with their applicable terms.

          (l) Seller has received no notice of termination of any of the Leases.

          (m) To the best of Seller's knowledge,  (i) Seller is not obligated by virtue  of any  prepayment  arrangement  under  any  contract  for  the  sale of hydrocarbons,  including  "take or pay"  obligation,  hedging  or  forward  sale agreements,  or  similar  provisions  or  a  production  payment  or  any  other arrangement  to deliver  hydrocarbons  from the  Interests  at some  future time without then or thereafter  receiving full payment  therefor,  (ii) there are no production sales  agreements  currently in effect that cannot be terminated with sixty (60) days prior written notice, and (iii) there are no calls on production affecting the Interests.

          (n) To the best of Seller's knowledge,  information,  and belief there are no surface use or access agreements currently in force and effect that would materially interfere with oil and gas operations on the Leases.

          (o) To best of Seller's  knowledge,  none of the Wells included within the Interests has been  represented by its operator,  either in a pending AFE or other written  proposal,  to other well  participants  as being in need of being plugged and abandoned.

          (p) All ad valorem, property, production,  severance and similar taxes and  assessments  based on or  measured  by the  ownership  of  property  or the production of hydrocarbons or the receipt of proceeds  therefrom with respect to the Interests  for all periods  prior to the  Effective  Time have been properly paid and all such taxes and assessments  which must be paid prior to the Closing shall have been properly paid by Seller.

                                      -7-

          (q) certain of the  representations set forth in this Section 3.01 are limited to the best of Seller's  knowledge to avoid the creation of an automatic breach as a result of Seller's  possible  lack of knowledge of certain  facts or circumstances  covered by such  representations at the time such representations are made or are deemed to have been made.  "Seller's  knowledge"  is defined for this Section 3.01 as the knowledge of only the following  individuals:  Blake T.
Liedtke,  W. Russell Brown, Jr., Karl H. Herkert,  John N. Black, Greg J. Fox or
Tim C. Lechner.

     3.02 Representations and Warranties of Buyer. Buyer represents and warrants
          ---------------------------------------
to Seller as follows:

          (a) Buyer is a Montana  corporation  duly organized,  validly existing and in good  standing  under the laws of its state of  organization  and is duly qualified to carry on its business in each of the states  identified  in Exhibit
"A".

          (b)  Buyer  has all  requisite  power  and  authority  to carry on its business as presently conducted,  to enter into this Agreement,  to purchase the
Interests  on the terms  described  in this  Agreement  and to perform its other
obligations   under  this  Agreement.   The  consummation  of  the  transactions
contemplated  by this Agreement  will not violate,  nor be in conflict with, any provision of Buyer's  governing  documents,  or any  agreement or  instrument to which Buyer is a party or is bound,  or any judgment,  decree,  order,  statute, rule or regulation applicable to Buyer.

          (c) The execution,  delivery and performance of this Agreement and the transactions  contemplated  hereby have been duly and validly  authorized by all requisite action on the part of Buyer.

          (d) This  Agreement  has been duly executed and delivered on behalf of
Buyer, and at the Closing all documents and instruments required hereunder to be executed  and  delivered by Buyer shall have been duly  executed and  delivered.
This Agreement does, and such documents and instruments shall,  constitute legal and valid obligations of Buyer.

          (e) Buyer has incurred no  liability,  contingent  or  otherwise,  for brokers' or finders'  fees  relating to the  transactions  contemplated  by this
Agreement for which Seller shall have any responsibility whatsoever.

          (f) In entering  into this  Agreement,  Buyer has relied solely on the
express  representations  and  covenants  of  Seller  in  this  Agreement,   its
independent  investigation  of, and judgment  with respect to, the Interests and the  advice  of  its  own  legal,  tax,  economic,  environmental,  engineering,

                                      -8-

geological and geophysical advisors and not on any comments or statements of any representatives  of,  or  consultants  or  advisors  engaged  by  Seller  or its representatives.

          (g) Prior to the  Closing,  Buyer  intends to satisfy  all bonding and regulatory  requirements  of all state and federal  governmental  authorities so that  Buyer  is  qualified  to  own  the  Interests.  The  consummation  of  the transactions  contemplated  hereby will not cause Buyer to be disqualified as an owner of state or federal oil, gas and mineral leases,  or to exceed any acreage limitation imposed by any law, statute, rule or regulation.

          (h) Buyer is an experienced and knowledgeable investor and operator in the oil and gas  business.  Buyer is acquiring the Interests for its own account and  not  with a  view  to,  or for  offer  of  resale  in  connection  with,  a distribution  thereof,  within the  meaning of the  Securities  Act of 1933,  15
U.S.C.ss.77a  et seq., and any other rules,  regulations  and laws pertaining to the distribution of securities.

          (i)  Buyer  has  arranged  to  have  available  by  the  Closing  Date sufficient  funds to  enable  the  payment  to Seller  by wire  transfer  of the
Adjusted  Purchase Price in accordance with Section 7.03 hereof and to otherwise perform Buyer's obligations under this Agreement.

                                   ARTICLE IV
                                   ----------
                                    COVENANTS
                                   ----------
     4.01 Covenants of Seller.  Seller covenants and agrees with Buyer that from
          -------------------
the date hereof to the Closing  Date,  except (i) as  provided  herein,  (ii) as required by any obligation,  agreement,  lease, contract or instrument affecting the Interests,  or (iii) as otherwise  consented to in writing by Buyer,  Seller shall:

          (a) Give  Buyer and its  representatives  access  to, and the right to copy, at Buyer's  expense,  all  information in its  possession  relating to the
Interests unless  specifically  precluded by a third party agreement which shall include, without limitation,  title opinions,  abstracts of title, land records, accounting records, production records, operating expense records,  engineering, geological and geophysical data,  development  plans and permits,  and any other information  of whatsoever  kind relating to the production and operation of the
Interests.  All such information shall be open to inspection and photocopying at
Seller's  offices at any reasonable time during the term of this Agreement,  but until  subsequent  to the Closing  shall  remain  confidential  and shall not be disclosed to any third party other than Buyer's employees and agents.

                                      -9-

          (b) Not, except as set forth in Schedule  4.01(b)attached  hereto, (i)
enter into any new agreements or commitments with respect to the Interests which terms would  extend  beyond the  Closing,  (ii)  conduct  any single  capital or workover  project with respect to the Interests in excess of Twenty Thousand and
No/100  Dollars  ($20,000.00),  (iii) abandon any Well located on the Leases nor release  or abandon  all or any  portion of any of the  Leases,  (iv)  modify or terminate any of the existing  agreements  and (v)  encumber,  sell or otherwise dispose of any of the Interests other than personal property that is replaced by equivalent property or consumed in the normal operation of the Interests.

          (c) Take or cause to be taken all such  actions as may be necessary or advisable to  consummate  and make  effective  the sale of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing
Date it will not be under  any  material  organizational,  legal or  contractual restriction  that  would  prohibit  or delay  the  timely  consummation  of such transactions.

          (d) Cause all the  representations  and warranties of Seller contained in this Agreement to be true and correct on and as of the Closing Date.

          (e)  Promptly  notify Buyer (i) if any  representation  or warranty of
Seller  contained in this  Agreement is discovered to be or becomes  untrue,  or
(ii) if  Seller  fails to  perform  or comply  with any  covenant  or  agreement contained in this Agreement or it is reasonably  anticipated that Seller will be unable to perform or comply with any  covenant or  agreement  contained  in this
Agreement.

          (f) Keep and  maintain  all  policies  of  insurance  relating  to the
Interests in full force and effect through Closing.

          (g)  Cooperate  with  Buyer  in the  notification  of  all  applicable governmental regulatory authorities of the transactions  contemplated hereby and cooperate  with Buyer in obtaining  the issuance by each such  authority of such permits,  licenses and  authorizations  as may be necessary for Buyer to own and
operate  the  Interests   following  the   consummation   of  the   transactions
contemplated by this Agreement.

          (h)  Exercise  all  due  diligence  in   safe-guarding   and  securely
maintaining all engineering,  geological and geophysical data, reports and maps, all other  confidential  information,  in any medium or form whatsoever,  in the possession of Seller relating to the Interests.

     4.02 Covenants of Buyer.  Buyer  covenants and agrees with Seller that from
          ------------------
the date hereof to the Closing Date,  except (i) as provided herein,  or (ii) as otherwise consented to in writing by Seller, Buyer shall:

                                      -10-

          (a) Take or cause to be taken all such  actions as may be necessary or advisable to consummate and make effective the purchase of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing
Date it will not be under  any  material  organizational,  legal or  contractual restriction  that  would  prohibit  or delay  the  timely  consummation  of such transactions.

          (b) Cause all the representations and warranties of Buyer contained in this Agreement to be true and correct on and as of the Closing Date.

          (c) Promptly  notify Seller (i) if any  representation  or warranty of
Buyer contained in this Agreement is discovered to be or becomes untrue, or (ii)
if Buyer fails to perform or comply with any covenant or agreement  contained in this  Agreement  or it is  reasonably  anticipated  that Buyer will be unable to perform or comply with any covenant or agreement contained in this Agreement.

                                    ARTICLE V
                                    ---------
                      TITLE MATTERS, ENVIRONMENTAL MATTERS,
                      -------------------------------------
                          CASUALTY LOSS AND ABANDONMENT
                          -----------------------------

     5.01 Seller's Title.  Seller represents to Buyer that Seller's title to the
          --------------
Interests  as of the  Effective  Time  is  (and  as of  the  Closing  shall  be)
"Marketable Title" as defined in Section 5.02 hereinbelow.

     5.02 Definition of Marketable  Title.  As used in this Agreement,  the term
          -------------------------------
"Marketable Title" shall mean, as to each of the Interests  including the proved undeveloped  locations  and behind pipe  intervals  specifically  identified  on
Exhibit B, that the title acquired by Buyer:

          (a) Will  entitle  Buyer to  receive  not  less  than the Net  Revenue
Interests  set  forth  in  Exhibit  "A"  and a like  share  of all  hydrocarbons produced,  saved and marketed from the Interests  throughout the productive life of the Interests.

          (b) Will obligate  Buyer to bear not more than that  percentage of the costs and expenses  related to the  maintenance and development of and operation of  the  Working  Interests  as set  forth  on  Exhibit  "A"  and a  like  share attributable thereto throughout the productive life of the Interests.

          (c) Is free and clear of all liens, security interests,  encumbrances, burdens and claims of any kind, except for Permitted Encumbrances.

                                      -11-

     5.03  Definition  of  Permitted  Encumbrances.  As used  herein,  the  term
           ---------------------------------------
"Permitted Encumbrances" shall mean:

          (a) Lessors' royalties,  overriding royalties,  reversionary interests and similar  burdens,  whether  recorded or  unrecorded,  that do not operate to reduce the Net Revenue Interests set forth in Exhibit "A".

          (b) Division  orders and sales  contracts  terminable  without penalty upon no more than thirty (30) days' notice to the purchaser.

          (c) Except as provided in Section 5.06 below,  preferential  rights to purchase and required  third-party  consents and similar agreements with respect to which  waivers or consents are  obtained  under this  Agreement  prior to the
Closing  from  the  appropriate  parties  or the  appropriate  time  period  for asserting the right has expired prior to the Closing without an exercise of such right.

          (d) Encumbrances  relating to the Interests that arise under operating agreements to secure payment of amounts not yet delinquent and are of a type and nature customary in the oil and gas industry.

          (e)  Encumbrances  relating  to the  Interests  securing  payments  to mechanics  and  materialmen  and  encumbrances  securing  payment  of  taxes  or assessments that are, in either case, not yet delinquent or, if delinquent,  are being  contested in good faith in the normal course of business and Seller shall have agreed to remain  responsible  therefore if such arose before the Effective
Time.

          (f) All rights to consent by,  required  notices to,  filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas  leases or  interests  therein if they are  customarily  obtained subsequent to the sale or conveyance.

          (g) Conventional rights of reassignment  obligating Seller to reassign its  interest in any portion of the  Interests  to a third party in the event it intends to release or abandon  such  Interests  prior to the  expiration  of the primary term or other termination of such Interests.

          (h) Easements,  rights of way,  servitudes,  permits,  surface leases, surface use  restrictions  and other surface uses and impediments on, over or in respect  to any of the  Interests  that do not,  taken  as a  whole,  materially interfere with the operation, value or use of the Interests.

          (i) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Interests in any manner,  and all applicable  laws, rules and orders of governmental  authority  provided that

                                      -12-

Seller's ownership or operation of the Interests is not in violation thereof.

          (j) The terms and conditions of all Leases and all agreements to which the  Interests  are subject  provided that such do not operate to reduce the Net
Revenue Interests attributable to the Interests.

          (k) Such Title Defects  affecting  the Interests  which Buyer fails to deliver to Seller in writing as provided in Section 5.05(b) below.

          (l) Liens in favor of Compass Bank if released at Closing.

          (m) All revesionary  interests set forth in Schedule  5.03(m) attached hereto.

     5.04 Definition of Title Defect. As used in this Agreement, the term "Title
          --------------------------
Defect"  shall mean any defect which  renders  title to an  Interest,  as herein defined, less than Marketable Title.

     5.05 Title Procedure.
          ---------------

          (a) As used herein,  "Title Defect Amount" shall mean, with respect to any  reduction of the Net Revenue  Interest set forth on Exhibit "A" hereto,  an amount  calculated by multiplying  the reduction in the Net Revenue  Interest by the Allocated Value for such affected Interests; with respect to any increase in
the  Working   Interest  set  forth  on  Exhibit  "A"  hereto  and  assuming  no corresponding  increase  in  Net  Revenue  Interest,  an  amount  calculated  by multiplying the increase in the Working Interest by the Allocated Value for such affected Interests; and with respect to any Title Defect that does not cause the
Net Revenue  Interest  set forth on Exhibit "A" to decrease or cause the Working
Interest  set  forth  on  Exhibit  "A" to  increase,  an  amount  determined  by evaluating the portion of the Interests affected by such Title Defect, the legal effect of the  Title  Defect,  and the  potential  economic  effect of the Title
Defect over the life of the affected  Interests.  The Title Defect  Amount as to any  particular  Interest,  however,  shall  never  exceed the  Allocated  Value therefor.  Furthermore,  in the  event it is  determined  that  the Net  Revenue
Interests  for any  affected  Interest is greater  than set forth on Exhibit "A"
hereto or the Working  Interests  for any  affected  Interest is less  without a corresponding  decrease  in Net Revenue  Interest  than set forth on Exhibit "A"
hereto,  the  Purchase  Price  shall  be  proportionately   adjusted  upward  by
multiplying the increase in the Net Revenue  Interest by the Allocated Value for
such affected  Interest or multiplying  the decrease in the Working  Interest by the Allocated  Value for such affected  Interest.  Increases or decreases in the
Working Interest without a corresponding increase or decrease in the Net Revenue
Interest shall be evaluated by rerunning the economics for the affected Interest to determine  the impact on the  Allocated  Value for such  affected  Interests.
Notwithstanding  any terms  contained  in this  Agreement  to the  contrary,  no

                                      -13-

adjustment  to the Purchase  Price for Title Defects and  Environmental  Defects
shall be made  unless the sum of such Title  Defect  Amounts  and  Environmental
Defect  Amounts is more than Two  Hundred  Fifty  Thousand  and  No/100  Dollars
($250,000.00).  This  $250,000.00 sum is a threshold,  not a deductible,  and if this  threshold is exceeded,  the Purchase  Price shall be adjusted by the total
sum  of  these  defects.   In  addition,   this  threshold  amount  shall  apply
independently  to increases  in the Purchase  Price for the reasons set forth in this Section 5.05(a),  and the amounts  attributable to such increases shall not be netted  against the downward  adjustments  to the Purchase Price to determine whether or not a Purchase Price adjustment should be made.  Notwithstanding  any terms  contained  in this  Agreement to the  contrary,  no Title Defect shall be asserted by Buyer unless the Title Defect Amount is at least Twenty Thousand and
No/100 Dollars  ($20,000.00).  This $20,000.00 threshold shall likewise apply to any upward adjustment sought by Seller under this Section 5.05(a).

          (b) If Buyer  discovers  any Title  Defect,  Buyer  shall give  Seller notice of such Title Defect no later than fifteen (15) days prior to the Closing
Date. Such notice shall be in writing and shall include (i) a description of the
Title Defect and (ii) the Title Defect Amount therefor. Buyer shall be deemed to have  waived all Title  Defects to which  Buyer has not given  timely  notice to
Seller thereof.

          (c) Seller  shall  notify Buyer in writing no later than five (5) days before the Closing Date whether it elects to cure the alleged Title  Defect.  If
Seller has elected to cure the Title Defect,  then the Interests  subject to the
Title  Defect  shall  not be  assigned  at the  Closing  and  Seller  shall  use commercially reasonable efforts to cure such Title Defect during a period ending sixty (60) days after Closing.  Notwithstanding  the foregoing,  Seller shall be under no obligation to cure any Title Defect unless Seller  otherwise  expressly agrees in writing to cure such Title Defect.

          (d) With respect to any Title  Defect that Seller  elects not to cure,
Seller shall have the option to:

               (i) Exclude the Interest,  including pipelines and other personal property  necessary  to operate  the  particular  Interest  subject to the Title
Defect,  in which event the  Purchase  Price  shall be reduced by the  Allocated
Value of the excluded Interest; or

               (ii) If Buyer nad Seller so agree,  sell the Interest  subject to such Title Defect to Buyer and the Purchase  Price shall be reduced by the Title
Defect Amount.

          (e)  Notwithstanding  any terms  contained  in this  Agreement  to the contrary,  in the event the  aggregate  amount of (i) the Title Defects and (ii)
the Environmental Defect Amounts and which Seller does not timely agree to cure, excluding exercised preferential rights to purchase exceeds twenty percent (20%)
of the Purchase Price, either Seller or

                                      -14-

Buyer may elect to terminate  this  Agreement  and Buyer shall be entitled to an immediate refund of the Deposit.

     5.06 Consents and Preferential Rights.
          --------------------------------

          (a) If any  third  party  consent  to the  sale  and  transfer  of the
Interests  is not  obtained  prior to the  Closing,  Buyer  shall not treat that portion of the Interests  subject to such consent  requirement as a Title Defect if such consent is  customarily  secured  after the Closing or such consent does not materially  affect the value of the affected  Interests if such consent were withheld.

          (b) If any of the  Interests  are subject to a  preferential  right to purchase,  Seller shall in a good faith,  prior to the Closing Date,  attempt to notify each third party which holds a  preferential  right to purchase  covering that portion of the Interests  subject  thereto.  If the notice period under any preferential  right to purchase has not expired prior to the Closing Date, Buyer shall nevertheless  purchase that portion of the Interests which may be affected by the exercise of such  preferential  right but the  Interests  subject to such unexpired  preferential  right shall not be treated as a Title Defect.  If after the  Closing  any  party  holding a  preferential  right to  purchase  elects to exercise same,  Buyer shall then  coordinate  with Seller in connection with the execution by such third party of a purchase and sale agreement  substantially in the form hereof.  Buyer shall be due any consideration  paid by such third party upon the exercise of such  preferential  right to purchase in exchange for Buyer delivering  such third party an  assignment  for that  portion of the  Interests affected by the exercise of such preferential right.

     5.07 Environmental Procedure.
          -----------------------

          (a) Prior to the Closing Date, Buyer may conduct a field inspection of the Interests and Buyer may further secure,  at its sole risk, cost and expense, an environmental audit of all or any of the Interests. If obtained,  Buyer shall immediately  furnish  a copy of  such  environmental  audit  to  Seller  and the contents of such environmental  audit shall remain  confidential unless required to be disclosed by any rule, order or governmental proceeding.

          (b) As used  herein,  "Environmental  Defect"  shall mean any material environmental  defect  relating to the Interests in the nature of  environmental pollution or contamination, including pollution of the soil, ground water or the air,  and  which  is a  violation  of  environmental  or land use  laws,  rules, regulations, or orders of appropriate state or federal regulatory agencies.

          (c) As used herein,  "Environmental  Defect  Amount" means the cost to remediate such Environmental Defect in accordance with applicable  environmental laws.  Notwithstanding any terms contained in this Agreement to the contrary, no adjustment  to the  Purchase  Price  shall be made  unless the sum of such Title

                                      -15-

Defect Amounts and  Environmental  Defect Amounts is more than Two Hundred Fifty
Thousand and NO/100 Dollars ($250,000.00).  This $250,000.00 sum is a threshold, not a deductible, and if this threshold is exceeded, the Purchase Price shall be adjusted by the total sum of these defects.  In addition,  this threshold amount shall apply independently to increases in the Purchase Price for the reasons set forth in this Section  5.07(a),  and the amounts  attributable to such increases shall not be netted  against the downward  adjustments  to the Purchase Price to
determine   whether  or  not  a  Purchase  Price  adjustment   should  be  made.
Notwithstanding  any terms  contained  in this  Agreement  to the  contrary,  no
Environmental  Defect shall be asserted by Buyer unless the Environmental Defect
Amount is at least Twenty Thousand and No/100 Dollars ($20,000.00).

          (d) If Buyer  discovers  any  Environmental  Defect,  Buyer shall give
Seller notice of such Environmental Defect no later than fifteen (15) days prior to the Closing  Date.  Such notice  shall be in writing and shall  include (i) a description of the Environmental Defect and (ii) the Environmental Defect Amount
therefor.  Buyer  shall be deemed to have  waived all  Environmental  Defects to which Buyer has not given timely notice to Seller thereof.

          (e) Seller  shall  notify Buyer in writing no later than five (5) days before the  Closing  Date  whether it elects to cure the  alleged  Environmental
Defect.  If  Seller  has  elected  to cure the  Environmental  Defect,  then the
Interest  subject  to the  Environmental  Defect  shall not be  assigned  at the
Closing  and  Seller  shall use  commercially  reasonable  efforts  to cure such
Environmental  Defect during a period ending one hundred eighty (180) days after
Closing.  Notwithstanding the foregoing,  Seller shall be under no obligation to cure any  Environmental  Defect  unless  Seller  otherwise  expressly  agrees in writing to cure such Environmental Defect.

          (f) With respect to any Environmental Defect that Seller elects not to cure, Seller shall have the option to:

               (i) Exclude the Interest,  including pipelines and other personal
property   necessary  to  operate  the  particular   Interest   subject  to  the
Environmental  Defect, in which event the Purchase Price shall be reduced by the
Allocated Value of the excluded Interest; or

               (ii) If Buyer  and  Seller  shall  so  agree,  sell the  Interest subject to the  Environmental  Defect to Buyer and the  Purchase  Price shall be reduced by the  Environmental  Defect Amount.  Notwithstanding  any terms in the
Section 5.07 to the contrary,  with respect to the Watt No. 2 well and the Tveit
Saltwater  Disposal  System  ("Tveit  et al  Properties"),  if Buyer  asserts an
Environmental Defect on the Tveit it al Properties, Buyer shall have the option, but not the obligation to accept an indemnity from Seller which is acceptable to
Buyer

                                      -16-

          (g)  Notwithstanding  any terms  contained  in this  Agreement  to the contrary,  in the event the  aggregate  amount of (i) the  Environmental  Defect
Amounts and (ii) the Title Defect Amounts set forth in Section 5.05 hereinabove, and which Seller does not timely agree to cure,  exceeds twenty percent (20%) of the Purchase Price, either Seller or Buyer may elect to terminate this Agreement and Buyer shall be entitled to an immediate refund of the Deposit.

     5.08  Casualty  Loss.  If, prior to the Closing,  all or any portion of the
           --------------
Interests shall be destroyed by fire or other casualty, or if any portion of the
Interests  shall be taken in  condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened (collectively
"Casualty  Losses"),  except as provided  below,  this Agreement shall remain in full force and effect notwithstanding any such destruction or taking, and Seller shall at  Closing  pay to Buyer  all  sums  paid to  Seller  by  reason  of such destruction or taking. In addition,  Seller shall assign,  transfer and set over unto Buyer all of the right,  title and  interest of Seller in and to any unpaid awards or other payments arising out of such destruction or taking. Seller shall not  voluntarily  compromise,  settle or adjust any amounts payable by reason of such destruction or taking without first obtaining the written consent of Buyer.
Notwithstanding  the foregoing,  in the event the total value of Casualty Losses exceeds twenty percent (20%) of the Purchase  Price,  either Buyer or Seller may elect to terminate  this  Agreement  and Buyer shall be entitled to an immediate refund of the Deposit.  In addition,  the Purchase Price shall be reduced by the amount of Seller's  deductible under any applicable policy of insurance or other sums not covered by Seller's  insurance or any  shortfall  in the unpaid  awards insofar as the same pertain to payments arising out of the destruction or taking of the affected Interests.

     5.09  Plugging and  Abandonment.  Upon  Closing,  Buyer shall assume all of
           -------------------------
Seller's plugging,  replugging,  abandonment,  removal, disposal and restoration obligations  associated with the Interests acquired hereunder.  Such obligations being  assumed  shall  include,  but not be limited to, all necessary and proper plugging  and  abandonment  and/or  removal  and  disposal  of all of the Wells, whether pre-existing or drilled by Seller, and all structures, personal property and equipment located on or associated with the Leases, the necessary and proper capping and burying of all associated flow lines, and any necessary  disposal of naturally occurring radioactive material (NORM) or asbestos except those matters which are  asserted as  Environmental  Defects  and which  remain  uncured.  All plugging, replugging,  abandonment, removal, disposal and restoration operations shall be in compliance with applicable laws, rules and regulations and conducted in a good and workmanlike manner.

     5.10 Disclaimer of Warranties.  THE EXPRESS  REPRESENTATIONS AND WARRANTIES
          ------------------------
OF SELLER  CONTAINED  IN THIS  AGREEMENT  (OR IN THE  ASSIGNMENT  TO BE EXECUTED
PURSUANT  TO  THIS  AGREEMENT)  ARE  EXCLUSIVE  AND  ARE IN  LIEU  OF ALL  OTHER

                                      -17-

REPRESENTATIONS AND WARRANTIES,  EXPRESS, IMPLIED,  STATUTORY, OR OTHERWISE, AND
SELLER  EXPRESSLY   DISCLAIMS  ANY  AND  ALL  SUCH  OTHER   REPRESENTATIONS  AND
WARRANTIES,  EXCEPT THAT SELLER WARRANTS TITLE TO THE INTERESTS BY, THROUGH, AND
UNDER  SELLER,  BUT NOT  OTHERWISE.  WITHOUT  LIMITATION OF THE  FOREGOING,  THE
INTERESTS   SHALL  BE  CONVEYED   PURSUANT   HERETO   WITHOUT  ANY  WARRANTY  OR
REPRESENTATION,  WHETHER EXPRESS,  IMPLIED,  STATUTORY, OR OTHERWISE RELATING TO
THE CONDITION,  QUANTITY,  QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY
TO THE MODELS OR SAMPLES OF MATERIALS,  OR  MERCHANTABILITY  OF ANY EQUIPMENT OR
ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER EXPRESS, IMPLIED,  STATUTORY,
OR OTHER WARRANTY OR REPRESENTATION  WHATSOEVER.  BUYER SHALL HAVE INSPECTED, OR
WAIVED (AND UPON  CLOSING  SHALL BE DEEMED TO HAVE  WAIVED) ITS RIGHT TO INSPECT
THE  INTERESTS FOR ALL PURPOSES AND  SATISFIED  ITSELF AS TO THEIR  PHYSICAL AND
ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED
TO, CONDITIONS  SPECIFICALLY  RELATED TO THE PRESENCE,  RELEASE,  OR DISPOSAL OF
HAZARDOUS  SUBSTANCES,  SOLID  WASTES,  ASBESTOS  OR  OTHER  MANMADE  FIBERS  OR
NATURALLY  OCCURRING  RADIOACTIVE  MATERIALS  ("NORM")  IN,  ON,  OR  UNDER  THE
INTERESTS. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE INTERESTS, AND
BUYER SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME "AS IS,
WHERE IS".  WITHOUT  LIMITATION  OF THE  FOREGOING,  SELLER MAKES NO WARRANTY OR
REPRESENTATION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS TO THE ACCURACY OR
COMPLETENESS  OF  ANY  DATA,  REPORTS,  RECORDS,  PROJECTIONS,  INFORMATION,  OR
MATERIALS NOW HERETOFORE,  OR HEREAFTER  FURNISHED OR MADE AVAILABLE TO BUYER IN
CONNECTION  WITH  THIS  AGREEMENT,   INCLUDING,   WITHOUT  LIMITATION,   PRICING
ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE
TO THE  INTERESTS  OR THE  ABILITY  OR  POTENTIAL  OF THE  INTERESTS  TO PRODUCE
HYDROCARBONS  OR THE  ENVIRONMENTAL  CONDITION  OF THE  INTERESTS  OR ANY  OTHER
MATERIALS  FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER, OR BY SELLER'S AGENTS
OR  REPRESENTATIVES.  ANY AND ALL  SUCH  DATA,  RECORDS,  REPORTS,  PROJECTIONS,
INFORMATION,  AND  OTHER  MATERIALS  (WRITTEN  OR ORAL)  FURNISHED  BY SELLER OR
OTHERWISE  MADE  AVAILABLE  OR  DISCLOSED  TO BUYER ARE  PROVIDED  TO BUYER AS A
CONVENIENCE  AND SHALL NOT  CREATE OR GIVE RISE TO ANY  LIABILITY  OF OR AGAINST
SELLER,  AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO
THE MAXIMUM EXTENT PERMITTED BY LAW.

                                      -18-

                                   ARTICLE VI
                                   ----------
                              CONDITIONS TO CLOSING
                              ---------------------

     6.01  Conditions to  Obligations  of Seller.  The  obligations of Seller to
           -------------------------------------
consummate the  transactions  contemplated  by this Agreement are subject to the satisfaction, or waiver by Seller, of the condition that all representations and warranties of Buyer  contained in this  Agreement  shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing,  and Buyer shall have performed and satisfied all covenants  and  agreements  required  by  this  Agreement  to be  performed  and satisfied by Buyer at or prior to the Closing.

     6.02  Conditions  to  Obligations  of Buyer.  The  obligations  of Buyer to
           -------------------------------------
consummate the  transactions  contemplated  by this Agreement are subject to the satisfaction,  or waiver by Buyer, of the condition that all representations and warranties of Seller  contained in this Agreement  shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied all covenants  and  agreements  required  by  this  Agreement  to be  performed  and satisfied by Seller at or prior to the Closing.

                                   ARTICLE VII
                                   -----------
                                     CLOSING
                                     -------

     7.01 Date of Closing.  Subject to the conditions  stated in this Agreement,
          ---------------
the  consummation  of the  transactions  contemplated  by  this  Agreement  (the
"Closing")  shall be held on November 29, 2001,  at 10:00 a.m.,  or such earlier date as the parties  shall  agree in writing.  Said date shall be referred to as the "Closing Date".

     7.02 Place of Closing.  The Closing shall be held at the offices of Seller,
          ----------------
or at such other place as Buyer and Seller may agree upon in writing.

     7.03 Closing Obligations. At the Closing, the following events shall occur,
          -------------------
each being a  condition  precedent  to the others and each being  deemed to have occurred simultaneously with the others:

          (a) Seller  shall  execute,  acknowledge  and deliver  (in  sufficient counterparts  to facilitate  recording) the  Assignment,  Conveyance and Bill of
Sale  ("Assignment")  conveying the Interests to Buyer in substantially the form attached as Exhibit "C"  hereto.  As  appropriate,  Seller  shall also  execute, acknowledge  and deliver  separate  assignments  of the  Interests on officially

                                      -19-

approved forms, in sufficient counterparts,  to satisfy applicable statutory and regulatory requirements.

          (b)  Seller  and Buyer  shall  execute  a  settlement  statement  (the
"Preliminary  Settlement Statement") prepared by Seller that shall set forth the
Preliminary  Amount  (as  hereinafter  defined)  and  each  adjustment  and  the calculation  of such  adjustments  used  to  determine  such  amount.  The  term
"Preliminary  Amount"  shall mean the  Purchase  Price  adjusted  as provided in
Section 2.03 using for such adjustments the best information then available.

          (c) Buyer shall  deliver to Seller a cashier's  check or wire transfer for the Preliminary Amount.

          (d)  Seller  shall  deliver  to  Buyer  exclusive  possession  of  the
Interests.

          (e)  Seller  shall  prepare  and  both  it and  Buyer  shall  execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment of proceeds  attributable to production from the Interests after the Effective Time to Buyer.

          (f) Seller shall deliver to Buyer the original Records.  Buyer agrees to furnish Seller at Seller's cost after the Closing with a copy of any of the
Records upon written request by Seller.

          (g) If Seller is the  operator  of any of the  Interests,  Seller  and
Buyer shall execute the appropriate  regulatory forms transferring  operatorship of the  Interests  to Buyer and  Seller  shall  file such  forms  subject to the provisions of Article X. hereinbelow.

          (h) Seller shall provide to Buyer a listing  showing all proceeds from production  attributable  to the Interests  which are currently held in suspense for any reason and Buyer shall receive a credit in the amount of such  suspended funds in  connection  with the final  closing  statement as provided  hereunder.
Buyer  shall be  responsible  for  proper  distribution  of all  such  suspended proceeds to the parties lawfully entitled to them, and indemnify and hold Seller harmless  against  any claim,  action or  liability  (including  court costs and attorney's  fees)  associated  with claims against such suspended funds based on
Buyer's  actions or inactions in connection  with such funds as of and after the
Closing Date.  Seller shall indemnify and hold Buyer harmless against any claim, action or liability  (including court costs and attorneys' fees) associated with any claims against such suspended  funds based on Seller actions or inactions in connection with such funds prior to the Closing Date.

                                      -20-

                                  ARTICLE VIII
                                  ------------
                            OBLIGATIONS AFTER CLOSING
                            -------------------------

     8.01 Post-Closing  Adjustments.  After the Closing,  Seller and Buyer shall
          -------------------------
make  available to each other all  accounting  records  necessary  for Seller to prepare  within  120 days of  Closing,  in  accordance  with this  Agreement,  a statement (the "Final  Settlement  Statement")  setting forth each adjustment or payment  which was not  finally  determined  as of the  Closing  and showing the calculation of such  adjustments.  As soon as  practicable  after receipt of the
Final  Settlement  Statement,  Buyer  shall  deliver to Seller a written  report containing  any  changes  which Buyer  proposes be made to the Final  Settlement
Statement.  The parties shall undertake to agree with respect to the amounts due pursuant to such  post-closing  adjustment no later than one hundred fifty (150)
days after the Closing.  If such post-closing  adjustment has not been agreed to within one hundred fifty (150) days after the Closing,  either party may seek to enforce any rights it claims  hereunder.  The date upon which such  agreement is reached or upon  which the  Adjusted  Purchase  Price is  established,  shall be referred to as the "Final  Settlement  Date." In the event that (i) the Adjusted
Purchase  Price is more than the  Preliminary  Amount,  Buyer  shall  deliver to
Seller or to  Seller's  account  the amount of such  difference  in  immediately available  funds,  or  (ii)  the  Adjusted  Purchase  Price  is  less  than  the
Preliminary  Amount,  Seller  shall  deliver to Buyer or to Buyer's  account the amount of such difference in immediately  available  funds.  Payment by Buyer or
Seller shall be made within five (5) days after the Final  Settlement  Date.  To the extent not accounted for in the computation of the Adjusted  Purchase Price, all uncollected accounts receivable attributable to the Interests accruing on or after the Effective Time shall be assigned to Buyer.

     8.02  Sales  Taxes and  Recording  Fees.  Buyer  shall pay all sales  taxes occasioned by the sale of the Interests. Buyer shall pay all documentary, filing and recording fees required in connection with the filing and recording of all assignments.

     8.03 Indemnification.  After the Closing,  Buyer and Seller shall indemnify
          ---------------
each other as follows:

          (a) Including any "Environmental  Claim" as defined in Section 8.03(c)
hereinbelow,  Buyer shall defend,  indemnify  and save and hold harmless  Seller against  any and all costs,  expenses,  claims,  demands and causes of action of whatsoever kind or character, including court costs and attorneys' fees, arising out of any operations conducted,  commitment made or any action taken or omitted with respect to the Interests,  which accrue or relate to times on and after the
Effective Time.

          (b)  Excluding  (i) any  "Environmental  Claim" as  defined in Section
8.03(c) hereinbelow,  Seller shall defend,  indemnify and save and hold harmless

                                      -21-

Buyer against any and all costs, expenses,  claims, demands and causes of action of whatsoever  kind or character,  including  court costs and  attorneys'  fees, arising out of any operations conducted,  commitment made or any action taken or omitted with respect to the Interests,  which accrue or relate to times prior to the Effective Time.

          (c)  Notwithstanding  any terms contained in Sections  8.03(a) and (b)
above,  but in furtherance of same, Buyer expressly agrees to fully and promptly pay, perform and discharge,  defend, indemnify and hold Seller harmless from and against any and all costs,  expenses,  claims,  demands and causes of action of whatsoever  kind or  character,  including  court  costs  and  attorneys'  fees, resulting from any "Environmental  Claim" as hereinafter  defined arising out of any operations conducted,  commitment made or any action taken or omitted at any time,  whether  accruing or  relating  to times prior to or after the  Effective
Time,  with  respect to the  Interests  operated by Buyer.  For purposes of this paragraph  "Environmental Claim" shall mean any claim, demand or cause of action asserted by any governmental  agency or any person,  corporation or other entity for personal injury (including sickness,  disease or death),  property damage or damage  to the  environment  resulting  from the  discharge  or  release  of any chemical, material or emission into one or more of the environmental media at or in the vicinity of the Interests.

          (d)  Notwithstanding  the provisions of Section 8.03(c),  if after the
Closing,  but in no event  later than one (1) year after the Closing  Date,  any third party other than Buyer asserts an Environmental Claim which occurred prior to the  Effective  Time  and the  cost to  remiediate  same in  accordance  with applicable  environmental  laws  exceeds  Twenty  Thousaand  and No/100  Dollars
($20,000.00) ("Retained  Environmental  Liability"),  Buyer may notify Seller in writing to assume such claim relating to the Retained Environmental Liability in accordance  with the terms of this section  8.03(d).  Such written  notice shall describe  the  details  known to Buyer of the  claim  relating  to the  Retained
Environmental  Liability  and Buyer  shall  concurrently  furnish  to Seller all information  available to Buyer relating to such claim. If Buyer timely notifies
Seller of such claim relating to a Retained Environmental Liability on or before one (1) year after the Closing Date, Seller shall retain the risk, cost, expense and liability  related to such Retained  Environmental  Liability.  It is agreed that  Seller and Buyer will  cooperate  with each other in  connection  with the dispositon of the Retained  Environmental  Liability  which shall require either
(i)remediation,  (ii)reacquisition  of the affected  Interests by Seller (taking into  consideration  the  Allocated  Value  therefor  less net  profits  owed or recieved by Buyer and the value added by subsequent  development or operations), or (iii)  such  other  dispostion  as Seller  and Buyer  shall  mutually  agree.
However,  for Interests  which were operated by Seller as of the Effecitve Time, if Seller  and Buyer are  unable to agree upon the  dispostion  of the  Retained
Environmental Liability,  Seller shall be required to remediate same at its sole risk,  cost,  expense and liability in accordance with applicable  environmental law and for non-operated Interests opereated by Seller as of the Effective Time,
Seller shall pay to Buyer the share of costs  required to remediate the Retained
Environmental  Liability.  Notwithstanding the foregoing,  if the parties cannot agree on the cost to remediate a Retained  Environmental  Liability,  such issue shall be submitted  to binding  arbitration  in  accordance  with Section  11.12 herein.

          (e) THE  INDEMNIFICATION,  RELEASE AND ASSUMPTION  PROVISIONS PROVIDED
FOR IN THIS  AGREEMENT  SHALL BE  APPLICABLE  WHETHER OR NOT THE LOSSES,  COSTS,
EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE,
PASSIVE OR CONCURRENT NEGLIGENCE, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. BUYER
AND SELLER  ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE
RULE AND IS CONSPICUOUS.

                                      -22-

     8.04 Further  Assurances.  Seller and Buyer shall execute,  acknowledge and
          -------------------
deliver or cause to be executed, acknowledged and delivered such instruments and take such  other  action as may be  necessary  or  advisable  to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.

     8.05 Survival. The representations,  warranties,  covenants, agreements and
          --------
indemnities  contained in this Agreement  shall  terminate at the Closing except for the provisions of Section 5.09, Section 5.10 and all of Article VIII., X.
and XI.

     8.06 Limitation on Seller's Liability.  After the Closing, any assertion by
          --------------------------------
Buyer that Seller is liable under this  Agreement (a) for the  inaccuracy of any representation  or warranty,  (b) for breach of any covenant,  (c) for indemnity under the terms of this  Agreement,  or (d)  otherwise  in  connection  with the transactions  contemplated in this  Agreement,  must be made by Buyer in writing and must be given to Seller on or prior to the last  business day  preceding the first anniversary of the Closing Date. The notice shall state the facts known to
Buyer  that give rise to such  notice in  sufficient  detail to allow  Seller to evaluate the assertion of Buyer.

     8.07 Devon  Underporduced  Imbalance.  Seller is periodically paid revenues
          -------------------------------
that relate to an underproduced gas imbalance of approximately 390,000 MCF owned by Devon SFS Operating,  Inc.("Devon") relating to certain wells in the Standard
Draw  Field of  Wyoming  and  which  underproduced  positon  is owned by  Devon,
Seller's predecessor in title ("Devon Underproduced Imbalance"). Seller forwards these revenues received and attributable to the Devon Underproduced Imbalance to
Devon. The Devon  Underproduced  Imbalance is not an underproduced gas imbalance owned by Seller nor does it affect the Interests. If Closing occurs, Buyer shall forward  any  payments  it  recieves  that  relate  to the  Devon  Underproduced
Imbalance to Devon, or its successors and assigns.

                                   ARTICLE IX
                                   ----------
                            TERMINATION OF AGREEMENT
                            ------------------------

                                      -23-

     9.01 Termination.  This Agreement and the transactions  contemplated hereby
          -----------
may be terminated in the following instances:

          (a) By Buyer if any  condition  set forth in Section  6.02 above shall not be  satisfied  on or  before  the  Closing,  or Buyer  otherwise  elects  to terminate  this  Agreement  pursuant  to  Sections  5.05(e)  or  5.07(g) of this
Agreement.

          (b) By Seller if any  condition  set forth in Section 6.01 above shall not be  satisfied  on or  before  the  Closing  or  Seller  otherwise  elects to terminate  this  Agreement  pursuant  to  Sections  5.05(e)  or  5.07(g) of this
Agreement.

          (c) By the mutual written agreement of Buyer and Seller.

     9.02 Return or  Forfeiture of Deposit.  If this  Agreement is terminated by
          --------------------------------
Buyer in  accordance  with  Section  6.02  above and Buyer is not in a  material breach of any terms of this Agreement,  Seller shall immediately refund to Buyer the Deposit  whereupon this Agreement shall terminate and be of no further force and  effect.  Alternatively,  if this  Agreement  is  terminated  by  Seller  in accordance with Section 6.01 above and Seller is not in a material breach of any terms of this Agreement, Buyer shall forfeit the Deposit to Seller as liquidated damages,  and not as a penalty,  whereupon this Agreement shall terminate except for Section  9.03  below.

     9.03 Return of  Information.  If this Agreement is terminated,  Buyer shall
          ----------------------
return to Seller  all  information  and  material  delivered  to Buyer by Seller pursuant to the terms of this Agreement.

     9.04 Liabilities upon Termination.  If this Agreement is terminated for any
          ----------------------------
reason or is breached,  Seller's or Buyer's legal or equitable remedies shall be limited to actual  damages  for the  breach or  failure  of any  representation, warranty,  covenant or agreement contained herein which shall in no event exceed the  Purchase  Price and which  shall  exclude  all  consequential  or  punitive damages.  Seller and Buyer shall also each retain the right to enforce  specific performance of this Agreement.

                                    ARTICLE X
                                    ---------
                               INTERIM OPERATIONS
                               ------------------

     If Seller is the  operator  of the  Interests,  Seller  shall  continue  to operate the Interests during the period between the Effective Time and 7:00 a.m.
on the first day of the month following the Closing Date (the "Interim Period"), but Seller  shall not have any  obligation  to operate the  Interests  after the
Interim Period.  Seller shall operate the Interests during the Interim Period in

                                      -24-

a prudent manner  consistent  with  generally  accepted  industry  practices and standards,  applicable laws and regulations,  and all applicable lease and other agreement terms, but shall not be liable to Buyer except for gross negligence or willful  misconduct.  Seller  shall be  entitled  (i) to charge  Buyer the COPAS overhead rates under existing operating agreements,  or where none exist, a rate of $800.00  per well during the Interim  Period  proportionately  reduced to the affected  Interests  and (ii) to retain any  overhead  fees owing or paid by any third party  non-operators  attributable  to the  operations  during the Interim
Period.  Seller  makes no  representation  or  warranty  that Buyer will  become operator of any portion of the  Interests,  as that matter is  controlled by the applicable operating agreements and governmental regulatory requirements.

                                   ARTICLE XI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     11.01  Like Kind  Exchange.  The  parties  shall  each  have the  option to
            -------------------
complete all or a portion of the sale and purchase of the Interests as part of a tax-deferred  exchange under Section 1031 of the Internal  Revenue Code of 1986, as amended.  The parties agree to cooperate in documenting  and completing  such exchange, including, without limitation, consenting to an assignment of all or a portion of a party's rights, title, interest,  duties, or obligations under this
Agreement to a third party accommodator or Qualified  Intermediary (as such term is defined in Section 1031).  Notwithstanding  the  foregoing,  Buyer shall take title to the Interests directly from Seller pursuant to the Assignment and shall pay Seller the Purchase Price  therefor,  and each party shall remain liable for its obligations to the other party hereunder.

     11.02  Expenses.   Except  as  otherwise   specifically  provided  in  this
            --------
Agreement,  all  fees,  costs  and  expenses  incurred  by  Buyer or  Seller  in negotiating this Agreement or in consummating  the transactions  contemplated by this Agreement shall be paid by the party incurring the same,  including without limitation, legal and accounting fees, costs and expenses.

     11.03 Notices.  All notices and communications  required or permitted under
           -------
this Agreement  shall be in writing and shall be effective when receive by mail, telecopy or hand delivery as follows:

          If to Seller:
          ------------
                     Choctaw II Oil & Gas, Ltd.
                     808 Travis, Suite 1700
                     Houston, Texas 77002

                                      -25-

                     Attn:  Mr. W. Russell Brown, Jr., President
                     Telephone: 713-632-0222
                     Telecopy:  713-227-1007

          If to Buyer:
          -----------
                     Nance Petroleum Corporation
                     550 North 31st Street, Suite 500
                     Billings, MT 59011
                     Attn:  Ron Santi, Vice President, Land
                     Telephone:  406-245-6248
                     Telecopy:  406-245-9106

                     With a copy to:
                     St. Mary Land & Exploration Company
                     1776 Lincoln St., Suite 1100
                     Denver, Colorado 80203
                     Attn: Randy Pharo, Vice President, Land & Legal
                     Telephone: 303-863-4313
                     Telecopy:  303-863-1040

Either party may, by written notice so delivered to the other, change the address to which notice shall thereafter be made.

     11.04  Amendment.  This  Agreement  may not be altered or amended,  nor any
            ---------
rights  hereunder be waived,  except by an instrument in writing executed by the party or parties to be charged with such  amendment or waiver.  No waiver of any term,  provision or condition of this  Agreement,  in any one or more instances, shall be deemed to be, or construed  as, a further or  continuing  waiver of any other term, provision or condition of this Agreement.

     11.05  Assignment.  Neither  Seller nor Buyer may assign any portion of its
            ----------
rights or delegate any portion of its duties or obligations under this Agreement without the prior written consent of the other party.

     11.06  Announcements.  Prior to Closing Seller and Buyer shall consult with
            -------------
each other with regard to all press releases and other announcements  concerning this  Agreement or the  transaction  contemplated  hereby and,  except as may be required by applicable laws or regulations of any governmental  agency,  neither
Buyer  nor  Seller  shall  issue  any  such  press  release  or make  any  other announcement without the prior written consent of the other party.

     11.07  Generality of Provisions.  The  specificity  of any  representation,
            ------------------------
warranty,  covenant,  agreement  or  indemnity  included  or  provided  in  this
Agreement,  or  in  any  exhibit,  document,  certificate  or  other  instrument

                                      -26-

delivered  pursuant  hereto,  shall in no way limit the  generality of any other representation,  warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document,  certificate or other instrument delivered pursuant hereto.

     11.08 Headings. The headings of the articles and sections of this Agreement
           --------
are for  guidance  and  convenience  of  reference  only and  shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     11.09  Counterparts.  This Agreement may be executed by Buyer and Seller in
            ------------
any number of  counterparts  and shall be binding upon each party executing same whether or not executed by all parties. Each of the counterparts shall be deemed an original  instrument,  but all of which together shall constitute but one and the same instrument.

     11.10  References.  References made in this  Agreement,  including use of a
            ----------
pronoun,  shall be deemed to  include  where  applicable,  masculine,  feminine, singular or plural, individuals,  partnerships or corporations.  As used in this
Agreement,  "person" shall mean any natural  person,  corporation,  partnership, trust,  estate or other  entity.  As used in this  Agreement,  "affiliate"  of a person shall mean any partnership, joint venture, corporation or other entity in which such person has an  interest or which  controls,  is  controlled  by or is under common control of such person.

     11.11  Governing Law. This  Agreement,  and the  transactions  contemplated
            -------------
hereby,  shall be construed in accordance with, and governed by, the laws of the
State of Texas and venue shall be in Harris County, Texas.

     11.12 Binding Arbitration. On the request of any party hereto, whether made
           -------------------
before or after the institution of any legal  proceeding,  any action,  dispute, claim or controversy of any kind, now existing or hereafter arising, between any of the parties hereto in any way arising out of,  pertaining to or in connection with this  Agreement (a "Dispute")  shall be resolved by binding  arbitration in accordance with the terms hereof. Any party may, by summary  proceedings,  bring an action in court to compel  arbitration of any Dispute.  Any arbitration shall
be  administered  by  the  American  Arbitration   Association  (the  "AAA")  in
accordance with the terms of this section,  the Commercial  Arbitration Rules of the AAA and, to the maximum  extent  applicable,  the Federal  Arbitration  Act.
Judgment on any award  rendered by the  arbitrators  may be entered in any court
having  jurisdiction.   Any  arbitration  shall  be  conducted  before  one  (1)
arbitrator  selected by Buyer and Seller.  The arbitrator shall be knowledgeable in the  subject  matter  of the  Dispute.  If the  parties  cannot  agree on the arbitrator  within thirty (30) days after the request for an  arbitration,  then three (3)  arbitrators  shall be  requred to conduct  the  arbitration  with one
(1)arbitrator  selected by Buyer, one (1) arbitrator selected by Seller, and the two (2) arbitrators selecting the third arbitrator. The arbitrator(s) may engage engineers,  accountants or other consultants that the arbitrator deems necessary to render a conclusion  in the  arbitration  proceeding.  To the maximum  extent practicable,  an arbitration  proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the Dispute with the AAA. Arbitration proceedings  shall be conducted in Houston,  Texas. The  arbitrator(s)  shall be
empowered  to  impose   sanctions   and  to  take  such  other  actions  as  the
arbitrator(s)  deems necessary to the same extent a judge could impose sanctions or take such other actions  pursuant to the Federal Rules of Civil Procedure and
applicable   law.  At  the  conclusion  of  any  arbitration   proceeding,   the
arbitrator(s)  shall make specific  written  findings of fact and conclusions of law and such shall be final and not appealable. The arbitrator(s) shall have the power to award  recovery  of all costs and fees to the  prevailing  party.  Each
party  agrees  to  keep  all  Disputes  and  arbitration   proceedings  strictly
confidential  except for disclosure of information  required by applicable  law.
All fees of the arbitrator(s)  and any engineer,  accountant or other consultant engaged by the  arbitrator(s)  shall be paid by Buyer and Seller  equally unless otherwise awarded by the arbitrator(s).

     11.13 Entire  Agreement.  This Agreement  (including  the exhibits  hereto)
           -----------------
constitutes  the entire  understanding  between the parties  with respect to the subject matter hereof and supersedes all  negotiations,  prior  discussions  and prior agreements and understandings relating to such subject matter. No material representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by Seller or Buyer and relied upon by the other that is not set forth in this Agreement or in the instruments  referred to herein, and neither Seller nor Buyer shall be bound by or liable for any alleged representation,  warranty, covenant, agreement, promise, inducement or statement not so set forth.

     11.14  Severability.  If any term or provision of this  Agreement  shall be
            ------------
determined  to be illegal or  unenforceable,  all other terms and  provisions of this Agreement shall nevertheless  remain effective and shall be enforced to the fullest extent permitted by applicable law.

     11.15 Parties in Interest.  This Agreement shall be binding upon, and shall
           -------------------
inure to the benefit of, the parties hereto and their respective  successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

     EXECUTED as of the date first above mentioned.

                                      -28-

SELLER:

     CHOCTAW II OIL & GAS, LTD.

     By: Choctaw Corporation,
          its General Partner

          By: /S/ W. RUSSELL BROWN, JR.
              -------------------------
              W. Russell Brown, Jr.,
              President

BUYER:

         NANCE PETROLEUM CORPORATION

         By: /S/ RON SANTI
             -------------
         Name: Ronald B. Santi
         Title: Vice President, Land

                                      -29-